                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-72250), Form S-8 (No. 333-37062), Form S-8 (No.
333-43370),  Form S-8 (No. 333-43372),  Form S-8 (No. 333-43376),  Form S-8 (No.
333-45766),  Form S-8 (No. 333-82369),  Form S-8 (No. 333-82383),  Form S-8 (No.
333-82381), Form S-8 (No. 333-82711), Form S-3, as amended (No. 333-75178), Form
S-3 (No. 333-36470) and Form S-3, as amended (No. 333-85688) of S1 Corporation of our report dated March 14, 2003, relating to the financial statements and financial statement schedule of S1 Corporation as of December 31, 2001 and 2002 and for each of the three years in the period ended December 31, 2002, which appears in this Form 10-K.



PricewaterhouseCoopers LLP
Atlanta, Georgia
March 31, 2003